UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 19, 2014

 Date of Report (Date of earliest event reported)

Multiplayer Online Dragon, Inc.

 (Exact Name of Registrant as Specified in Charter)

Nevada	000-54030	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

9477 Greenback Lane

Suite 524A

Folsom, CA 95630

(Address of Principal Executive Offices)

(702) 350-8132

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01	Changes in Control of Registrant

On May 19, 2014, Dragon Acquisitions LLC, a Wyoming limited liability company (“Dragon”) became the majority shareholder of Multiplayer Online Dragon, Inc., a Nevada corporation (the “Company”) by acquiring 97.94% of the shares of common stock of the Company (the “Shares”) pursuant to certain stock purchase agreements with stockholders of the Company (the “Acquisition”). The Shares were acquired for an aggregate purchase price of $310,000. Dragon was the source of the funds used to acquire the Shares.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director and Officer

As a condition to the closing of the Acquisition, Mr. Frank Underhill, Sr. has resigned as the President, Secretary and Treasurer of the Company. Additionally, Mr. Underhill has resigned as the sole director of the Company, to be effective ten (10) days from the date of filing and mailing of an Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder. To the knowledge of the Company, Mr. Underhill has not had any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

Appointment of Director and Officer

As a condition to the closing of the Acquisition, Mr. William Delgado was appointed as a director, the President, Secretary and Treasurer of the Company, effective immediately. Upon the resignation of Mr. Underhill as the sole director of the Company, Mr. Delgado will be the sole director of the Company. There is no arrangement or understanding pursuant to which Mr. Delgado was appointed as President, Secretary, Treasurer and director of the Company. Mr. Delgado has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K, except for the Acquisition. Mr. Delgado is the sole owner of Dragon and has been appointed the sole director/officer of the Company. Dragon became the majority shareholder of the Company by acquiring 95,000,000 shares of common stock of the Company for an aggregate purchase price of $310,000.

It is contemplated that Mr. Delgado may serve on certain committees of the Board of Directors, but no such committee appointments have been made at this time.

Professional History of Mr. Delgado

William J. Delgado has, since August 2004, served as a director, and as President, Chief Executive Officer and Chief Financial Officer of Global Digital Solutions, Inc., a security and social consulting company. Effective August 12, 2013, Mr. Delgado assumed the position of Executive Vice President of Global Digital Solutions, Inc., and was responsible for business development. Mr. Delgado has over 33 years of management experience, including strategic planning, feasibility studies, economic analysis, design engineering, network planning, construction and maintenance. He began his career with Pacific Telephone in the Outside Plant Construction. He moved to the network engineering group and concluded his career at Pacific Bell as the Chief Budget Analyst for the Northern California region. Mr. Delgado founded All Star Telecom in late 1991, specializing in OSP construction and engineering and systems cabling. All Star Telecom was sold to International FiberCom in April of 1999. After leaving International FiberCom in 2002, Mr. Delgado became President/Chief Executive Officer of Pacific Comtel in San Diego, California. After Global Digital Solutions, Inc. acquired Pacific Comtel in 2004, Mr. Delgado became and a director, President, Chief Executive Officer and Chief Financial Officer of Global Digital Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIPLAYER ONLINE DRAGON, INC. a Nevada corporation

Dated: May 19, 2014	By:	/s/ William Delgado
William Delgado President